UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2013

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

2013 Credit Facility

On August 30, 2013, Baltic Hare Limited and Baltic Fox Limited (the “Borrowers”), wholly-owned subsidiaries of Baltic Trading Limited (the “Company”), entered into a Secured Loan Agreement (the “Loan Agreement”) with DVB Bank SE for a term loan facility of up to $22,000,000 (the “2013 Credit Facility”).  The Company had previously announced the bank commitment for this credit facility in its Current Report on 8-K filed on July 8, 2013.

Under this credit facility, the Borrowers have drawn the maximum amount of $22 million available for borrowing under the facility.  Amounts borrowed and repaid under the credit facility may not be reborrowed. The credit facility has a maturity date of the sixth anniversary of the drawdown date for borrowings for the second vessel to be purchased, which must be made no later than September 30, 2013.  Borrowings under the facility bear interest at the three-month London Interbank Offered Rate plus an applicable margin of 3.35% per annum. A commitment fee of 1.00% per annum is payable on the unused daily portion of the credit facility, which began accruing on August 30, 2013.  Borrowings are to be repaid in 23 quarterly installments of $375,000 each commencing three months after the last vessel delivery date and a final payment of $13,375,000 on the maturity date.

Borrowings under the credit facility are to be secured by liens on the Company’s vessels to be purchased with borrowings under the facility, namely the Baltic Fox and the Baltic Hare, and other related assets. Under a Guarantee and Indemnity (the “Guarantee”) entered into concurrently with the 2013 Credit Facility, the Company agreed to guarantee the obligations of its subsidiaries under the 2013 Credit Facility.

The credit facility also requires the Company and the Borrowers to comply with a number of covenants, including financial covenants related to liquidity, leverage, consolidated net worth, and collateral maintenance; delivery of quarterly and annual financial statements and annual projections; maintaining adequate insurances; compliance with laws (including environmental); maintenance of flag and class of the initial vessels; restrictions on consolidations, mergers or sales of assets; limitations on changes in the manager of our vessels; limitations on changes to our Management Agreement with Genco; limitations on liens and additional indebtedness; prohibitions on paying dividends if an event of default has occurred or would occur as a result of payment of a dividend; restrictions on transactions with affiliates; and other customary covenants.  The liquidity covenants under the facility require each Borrower to maintain $500,000 in its earnings account and the Company to maintain $750,000 per vessel in its fleet in cash or cash equivalents plus undrawn working capital lines of credit.  The facility’s leverage covenant requires that the ratio of the Company’s total financial indebtedness to the value of its total assets as adjusted based on vessel appraisals not exceed 70%.  The facility also requires that the Company maintain a minimum consolidated net worth of $232,796,091 plus fifty percent of the value of the Company’s equity offering completed on May 28, 2013 and any future primary equity offering.  The facility’s collateral maintenance covenant requires that the minimum fair market value of vessels mortgaged under the facility be 130% of the amount outstanding under the facility through August 30, 2016 and 135% of such amount thereafter.

Amendment to 2010 Credit Facility

On August 29, 2013, the Company entered into an Amendment No. 1 to Amended and Restated Credit Agreement (the “Amendment”) with the lenders party thereto and Nordea Bank Finland PLC, acting through its New York branch, as Administrative Agent and Security Trustee.  Among other things, the Amendment implements the following modifications to the Company’s senior secured revolving credit facility which it originally entered into as of April 16, 2010 and which was amended and restated as of November 30, 2010 (the “2010 Credit Facility”):

•	The requirement that certain additional vessels acquired by the Company be mortgaged as collateral under the 2010 Credit Facility was eliminated.

•	Restrictions on the incurrence of indebtedness by the Company and its subsidiaries were amended to apply only those subsidiaries acting as guarantors under the 2010 Credit Facility.

•	The total commitment under the facility was reduced to $110 million and will be further reduced in three consecutive semi-annual reductions of $5,000,000 commencing on May 30, 2015.

•	Borrowings bear interest at an applicable margin over LIBOR of 3.00% per annum if the ratio of the maximum facility amount to the aggregate appraised value of vessels mortgaged under the facility is 55% or less, measured quarterly; otherwise, the applicable margin is 3.35% per annum.

•	Financial covenants corresponding to the liquidity and leverage under the 2013 Credit Facility have been incorporated into the 2010 Credit Facility.

Copies of the Loan Agreement, the Guarantee, and the Amendment are attached as Exhibits 10.1 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference to such exhibits.  The foregoing descriptions of the Loan Agreement, the Guarantee, and the Amendment do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Loan Agreement by and among Baltic Hare Limited and Baltic Fox limited as borrowers, the banks listed therein as lenders, and DVB Bank SE, as agent, arranger, and security agent, dated as of August 30, 2013.

10.2	Guarantee and Indemnity from Baltic Trading Limited to DVB Bank SE dated as of August 30, 2013.

10.3	Amendment No. 1 to Amended and Restated Credit Agreement by and among Baltic Trading Limited, various lenders named therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Security Trustee, dated as of August 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE:	September 5, 2013

/s/ John C. Wobensmith
John C. Wobensmith
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Loan Agreement by and among Baltic Hare Limited and Baltic Fox limited as borrowers, the banks listed therein as lenders, and DVB Bank SE, as agent, arranger, and security agent, dated as of August 30, 2013.

10.2	Guarantee and Indemnity from Baltic Trading Limited to DVB Bank SE dated as of August 30, 2013.

10.3
Amendment No. 1 to Amended and Restated Credit Agreement by and among Baltic Trading Limited, various lenders named therein, and Nordea Bank Finland plc, New York Branch, as Administrative Agent and Security Trustee, dated as of August 29, 2013.